UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              October 8, 2012

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.

On October 8, 2012, through our subsidiary CDI Shanghai Management Co., Ltd. (“CDI Shanghai”), CD International Enterprises, Inc. ("CD International") sold its 51% interest in CDI Beijing International Trading Co., Ltd., a PRC company (“CDI Beijing”) pursuant to the terms of an Equity Transfer Agreement by and among CDI Shanghai, CDI Beijing and Chi Chen and Huijuan Chen. Mr. Chen serves as vice president of our basic materials segment and is a minority owner of CDI Beijing.

CD International acquired its stake in CDI Beijing in 2008 for approximately $1.5 million. Under the terms of the Equity Transfer Agreement, Mr. Chen acquired our 51% interest in CDI Beijing for an aggregate purchase price of RMB 10,200,000, or approximately $1,614,000.  The purchase price is payable in five installments from September 30, 2012 to September 30, 2016, with 9% per annum interest accruing on the residual payments beginning on October 1, 2012 and payable on the final installment. The initial payment would be made up of approximately $80,000  in cash and by tendering the value of residential real estate property  that Mr. Chen will transfer to us due prior to December 31, 2012. The real estate value of the property conveyed by Mr. Chen to us will also be offset with management fees of approximately $194,000 CDI Beijing owed to us. Subsequent payments of $317,000 are due on each of September 30, 2013, 2014 and 2015, with the final installment due on September 30, 2016 which would include the balance of total purchase price and all accrued interest. The purchaser is responsible for all taxes or other expenses incurred in the transaction.

CDI Beijing contributed approximately $800,000 in revenues for the nine months ended June 30, 2012. We anticipate a de minimis loss on the disposition based on the carrying value of our 51% equity interest in CDI Beijing.

The terms of the Equity Transfer Agreement described above are qualified in their entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Item 2.02                      Results of Operations and Financial Condition.
Item 7.01                      Regulation FD Disclosure.

On October 10, 2012 CD International Enterprises, Inc. issued a press release announcing the sale of the majority interest in CDI Beijing. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of CD International Enterprises, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Equity Transfer Agreement CDI Shanghai Management Co., Ltd., CDI Beijing International Trading Co., Ltd. and Chi Chen and Huijuan Chen.
99.1	Press release dated October 10, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CD International Enterprises, Inc.

Date: October 9, 2012	By: /s/ Hernan Grant Welch
Hernan Grant Welch, Executive Vice President and Chief Financial Officer